                                                               EXECUTION VERSION

                               U.S. $1,200,000,000

                           CRUSADE MANAGEMENT LIMITED

                       CRUSADE GLOBAL TRUST NO. 2 of 2006

                          U.S. $1,200,000,000 Class A-1
                       Mortgage Backed Floating Rate Notes

                             UNDERWRITING AGREEMENT

                                                              September 15, 2006

Credit Suisse Securities (USA) LLC
 As Representative of the several
 Underwriters Listed in Schedule A
Eleven Madison Avenue
New York, New York 10010
UNITED STATES OF AMERICA

Dear Sirs:

1.    Introductory. Perpetual Trustees Consolidated Limited (ABN 81 004 029
841), a limited liability public company under the Corporations Act of Australia in its capacity as trustee of the Crusade Global Trust No. 2 of 2006 (the
"ISSUER TRUSTEE") at the direction of Crusade Management Limited (ABN 90 072 715
916), as manager (the "TRUST MANAGER") of Crusade Global Trust No. 2 of 2006
(the "TRUST") proposes to sell to the several Underwriters listed in Schedule A hereto (the "UNDERWRITERS"), for whom you are acting as representative (the
"REPRESENTATIVE"), U.S. $1,200,000,000 principal amount of Class A-1 Mortgage
Backed Floating Rate Notes (the "CLASS A-1 NOTES") issued by the Trust. The
Trust will also at the same time issue its (euro)450,000,000 Class A-2 Mortgage
Backed Floating Rate Notes, its A$600,000,000 Class A-3 Mortgage Backed Floating
Rate Notes, its A$53,200,000 Class B Notes and its A$24,300,000 Class C Mortgage
Backed Floating Rate Notes (collectively, the "OTHER NOTES" and together with the Class A-1 Notes, the "NOTES"). Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS")
originated or acquired by St.George Bank Limited (ABN 92 055 513 070)
("ST.GEORGE"), including all monies at any time paid or payable thereon or in respect thereof, from the close of business on August 23, 2006 (the "CUT-OFF
DATE") with respect to payments of principal and after the Closing Date (as defined herein) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the Collection Account and the rights of the Issuer Trustee under the Basic Documents. The Trust was created pursuant to the Master

Trust Deed, dated March 14, 1998 (the "MASTER TRUST DEED"), Notice of Creation
of Trust, dated September 13, 2006 and a supplementary terms notice, to be dated on or about September 19, 2006 (the "SUPPLEMENTARY TERMS NOTICE"), each among the Issuer Trustee, St.George and the Trust Manager, which set forth specific provisions regarding the Trust and detail the provisions of the Notes. The Note
Trust Deed, to be dated on or about September 19, 2006 (the "NOTE TRUST DEED")
by and among the Issuer Trustee, the Trust Manager and The Bank of New York (the
"NOTE TRUSTEE") provides for the issuance and registration of the Class A-1
Notes in accordance with the terms and conditions attached thereto. St.George will act as seller and as servicer (the "SERVICER") of the Housing Loans. Each of the Trust Manager and St.George is sometimes referred to as a "ST.GEORGE
PARTY," and collectively, they are sometimes referred to herein as the
"ST.GEORGE PARTIES."

      The Trust Manager has prepared and filed with the U.S. Securities and
Exchange Commission (the "COMMISSION") in accordance with the provisions of the
Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 (No. 333-128920), including a form of prospectus supplement and a base prospectus. The registration statement as amended at the time when it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "REGISTRATION STATEMENT", the form of base prospectus included in the
Registration Statement as most recently filed with the SEC is referred to as the
"BASE PROSPECTUS" and the form of the prospectus which includes the Base
Prospectus and a prospectus supplement describing the Class A-1 Notes and the offering thereof (the "FINAL PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "FINAL PROSPECTUS". The preliminary form of the Prospectus Supplement dated August 31, 2006 (the "INITIAL PRELIMINARY
PROSPECTUS SUPPLEMENT") as supplemented by the preliminary supplement dated
September 13, 2006 (the "SUPPLEMENTED PRELIMINARY PROSPECTUS SUPPLEMENT") is
referred to as the "PRELIMINARY PROSPECTUS SUPPLEMENT" and, together with the
Base Prospectus, the "PRELIMINARY PROSPECTUS." The United States Securities
Exchange Act of 1934, as amended, is herein referred to as the "EXCHANGE ACT".

      When used in this Agreement, "BASIC DOCUMENTS" shall mean each of the
Master Trust Deed, the Supplementary Terms Notice, the Servicing Agreement, the
Class A-1 Notes, the Security Trust Deed, the Note Trust Deed, the
Fixed-Floating Rate Swap, the Currency Swap, the Basis Swap and the Agency
Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Final Prospectus. "EFFECTIVE DATE"
shall mean the earlier of the date on which the Final Prospectus is first used and the time of the first Contract of Sale to which such Final Prospectus relates. "RULE 424" refers to such rule under the Securities Act. "CONTRACT OF
SALE" has the same meaning as in Rule 159 of the Securities Act and all
Commission guidance relating thereto. "FREE WRITING PROSPECTUS" shall have the meaning given such term in Rules 405 and 433 of the Securities Act.

      In this Agreement, a reference to the Issuer Trustee is a reference to the
Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the
Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

                                        2

      In this Agreement, a reference to any representation, warranty, covenant undertaking or indemnity by St.George or the Trust Manager shall be construed such that a clear distinction exists between St.George and the Trust Manager in respect of any obligations in accordance with Australian Prudential Regulatory
Authority AGN 120.1.

      Each St.George Party and the Issuer Trustee hereby agree with the several
Underwriters named on Schedule A as follows:

2.    Representations and Warranties of the Issuer Trustee and the St.George
Parties.

I.    The Issuer Trustee represents and warrants to each Underwriter that:

                  (a)   Since the respective dates as of which the information
                  contained in the Preliminary Prospectus and the Final
                  Prospectus under the heading "The Issuer Trustee, St.George
                  Bank and the Manager" was provided, there has been no material adverse change or any development involving a prospective
                  material adverse change in the condition (financial or
                  otherwise) of the Issuer Trustee, except as disclosed in the
                  Preliminary Prospectus and the Final Prospectus, which would affect that information which is material in the context of the Issuer Trustee performing its obligations and duties under the Class A-1 Notes and each Basic Document to which it is or is to be a party.

                  (b)   The Issuer Trustee is a corporation duly incorporated
                  and existing under the laws of Australia; it is lawfully
                  qualified and holds all Authorisations (as defined in the
                  Master Trust Deed) necessary for it to carry on its business as described in the Preliminary Prospectus and the Final
                  Prospectus, for it to issue the Class A-1 Notes, for it to act as required by each Basic Document to which it is or is to be a party and, by law, for it to comply with any requirements which affect the operations or business of the Trust or the
                  Issuer Trustee's obligations under the Basic Documents to
                  which it is a party and no other thing is required to be done by the Issuer Trustee (including without limitation the making of any filing or registration) in order to issue the Class A-1
                  Notes or to execute and act as required by each Basic Document to which it is to be a party.

                  (c)   This Agreement has been duly authorized, executed and
                  delivered by the Issuer Trustee.

                  (d)   The Class A-1 Notes have been duly authorized, and, when
                  issued, delivered and paid for pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Issuer
                  Trustee, entitled to the benefits provided by the Note Trust
                  Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization,
                  conservatorship, receivership, liquidation or other similar laws affecting the enforcement

                                        3

                  of creditors' rights generally and to general equitable
                  principles. Each of the Basic Documents to which the Issuer
                  Trustee is a party has been duly authorized by the Issuer
                  Trustee, and, when executed and delivered by the Issuer
                  Trustee and each of the other parties thereto, will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable
                  principles.

                  (e)   The Issuer Trustee is not, nor with the giving of notice
                  or lapse of time or both would be, in violation of or in
                  default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except in the case of
                  (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the
                  transactions contemplated herein or in the Basic Documents;
                  the issue and sale of the Class A-1 Notes and the performance by the Issuer Trustee of all of the provisions of its
                  obligations under the Class A-1 Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Issuer
                  Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is
                  subject, nor will any such action result in any violation of the provisions of the Constitution of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having
                  jurisdiction over the Issuer Trustee, or any of its
                  properties; and, to the knowledge of the Issuer Trustee and assuming for this purpose that the representations and
                  warranties contained in Section 2.II.(h) hereof are true and correct, no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by the Issuer
                  Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals,
                  authorizations, orders, licenses, registrations or
                  qualifications as may have been made and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A-1 Notes by the
                  Underwriters.

                  (f)   Other than as set forth or contemplated in the
                  Preliminary Prospectus and the Final Prospectus, there are no legal or governmental investigations, actions, suits or
                  proceedings pending or, to the knowledge of the Issuer
                  Trustee, threatened against or affecting the Issuer Trustee or

                                        4

                  the Trust, or to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Trust is or may be the subject, which will have an impact on the
                  transactions contemplated by this Agreement.

                  (g)   The representations and warranties of the Issuer Trustee
                  contained in the Basic Documents are true and correct in all material respects.

                  (h)   To the Issuer Trustee's knowledge, no event has occurred
                  which would entitle the Trust Manager to direct the Issuer
                  Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed.

                  (i)   The Issuer Trustee has not taken any corporate action
                  nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or
                  threatened against the Issuer Trustee for its winding-up,
                  dissolution or reorganization or for the appointment of a
                  receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

                  (j)   Subject to compliance with Section 128F of the Income
                  Tax Assessment Act (1936) (the "TAX ACT") and compliance by the Underwriters with Section 10(b) and 10(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or
                  governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or
                  turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the
                  Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which the Issuer Trustee is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes and the performance of the Issuer
                  Trustee's obligations under the Basic Documents, other than, in the case of stamp duty, following a Title Perfection Event
                  (as defined in the Master Trust Deed), to which it is to be a party and payments under the Class A-1 Notes.

                  (k)   The Class A-1 Notes and the obligations of the Issuer
                  Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the terms of the Security
                  Trust Deed.

                  (l)   No event has occurred or circumstances arisen which, had
                  the Class A-1 Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Issuer
                  Trustee's Default (as defined in the Final Prospectus).

                                        5

II.   Each St.George Party, as to itself only, represents and warrants to each
Underwriter and the Issuer Trustee that:

            (a)   The Trust Manager filed the Registration Statement with the
            Commission pursuant to the Securities Act. The Trust Manager filed the Preliminary Prospectus pursuant to Rule 424(b) under the
            Securities Act. The Trust Manager will file the Final Prospectus with the Commission pursuant to Rule 424(b) under Securities Act.

            (b)   The Registration Statement has been declared effective under the Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission. The Registration
            Statement and Final Prospectus (as amended or supplemented if the
            Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of
            1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT") and do not and will not, as of the applicable Effective Date of the Registration
            Statement and any amendment thereto and as of the date of the Final
            Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
            except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form
            T-1) of the Note Trustee under the Trust Indenture Act and (ii)
            statements in or omissions from the Registration Statement or the
            Final Prospectus based upon written information furnished to the
            Trust Manager by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

            (c)   Except as described in the Preliminary Prospectus and the
            Final Prospectus, since the respective dates as of which information is given in Preliminary Prospectus and the Final Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties, stockholders' equity or results of operations of such St.George Party taken as a whole.

            (d)   Such St.George Party is a corporation duly incorporated and validly existing under the Corporations Act of the Commonwealth of
            Australia as in effect at the date of this agreement; such St.George
            Party has the power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary
            Prospectus and the Final Prospectus and to enter into and

                                        6

            perform its obligations under this Agreement and the Basic Documents to which it is a party and carry out the transactions contemplated by such Basic Documents; such St.George Party has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

            (e)   This Agreement has been duly authorized, executed and
            delivered by such St.George Party.

            (f)   The Basic Documents to which such St.George Party is a party have been duly authorized by such St.George Party, the Note Trust
            Deed will be timely and duly qualified under the Trust Indenture Act
            (upon filing with the Commission) and, when executed and delivered by the St.George Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which such
            St.George Party is a party will constitute a legal, valid and binding obligation of such St.George Party, enforceable against such
            St.George Party in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles; and the Class A-1 Notes and the Basic
            Documents each will conform to the descriptions thereof in the
            Preliminary Prospectus and the Final Prospectus.

            (g)   Such St.George Party is not, and with the giving of notice, or lapse of time or both would not be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A-1 Notes and the performance by such
            St.George Party of all of the provisions of its obligations under the Class A-1 Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such St.George Party is a party or by which such
            St.George Party is bound or to which any of the property or assets of such St.George Party is subject, nor will any such action result in any violation of the provisions of the Constitution of such
            St.George Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such St.George Party, or any of its properties;
            and no consent, approval, authorization, order, license,
            registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by such St.George Party of the transactions contemplated by this

                                        7

            Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture
            Act, and as may be required under state securities or "Blue Sky"
            laws in connection with the purchase and distribution of the Class
            A-1 Notes by the Underwriters.

            (h)   Other than as set forth or contemplated in the Preliminary
            Prospectus and the Final Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of such St.George Party, threatened against or affecting such St.George Party or its properties, to which such
            St.George Party is or may be a party or to which such St.George
            Party or any property of such St.George Party is or may be the subject, in each case, which will have an impact on the transactions contemplated by this Agreement; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus
            which are not filed or described as required.

            (i)   The representations and warranties of such St.George Party contained in the Basic Documents are true and correct in all material respects.

            (j)   KPMG LLP are independent public accountants with respect to such St.George Party within the meaning of the standards established by the American Institute of Certified Public Accountants.

            (k)   Such St.George Party owns, possesses or has obtained all
            Authorisations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities
            (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and such St.George Party has not received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit,
            certificate, consent, order, approval or other authorization; and
            such St.George Party is in compliance with all laws and regulations necessary for the performance of its obligations under this
            Agreement and the Basic Documents.

            (l)   To the knowledge of such St.George Party, no event has
            occurred which would entitle such St.George Party to direct the
            Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed.

            (m)   Such St.George Party has not taken any corporate action nor
            (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against such
            St.George Party for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and

                                        8

            manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

            (n)   Subject to compliance with Section 128F of the Tax Act and compliance by the Underwriters with Section 10(b) and 10(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the
            Class A-1 Notes and the performance of such St.George Party's obligations under the agreements to which it is to be a party and the Class A-1 Notes.

            (o)   No event has occurred or circumstances arisen which, had the
            Class A-1 Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager's Default (as defined in the Final Prospectus).

            (p)   Since August 23, 2006, there has been no material adverse
            change or any development involving a prospective material adverse change in the condition (financial or otherwise) of such St.George
            Party; and

            (q)   As of the Closing Date, St.George will have transferred to the
            Issuer Trustee a valid equitable assignment of each related Housing
            Loan offered for sale by it to the Issuer Trustee.

            (r)   Neither the Trust nor any St.George Party is an open-end
            investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 3 of the United States Investment Company Act of 1940, as amended (the
            "INVESTMENT COMPANY ACT"); and neither of the Trust nor any
            St.George Party is and, after giving effect to the offering and sale of the Class A-1 Notes and the application of the proceeds thereof as described in the Preliminary Prospectus and the Final Prospectus,
            will not be an "INVESTMENT COMPANY" as defined in the Investment
            Company Act.

3.    Purchase, Sale and Delivery of Class A-1 Notes. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Class A-1 Notes to the Underwriters, and each Underwriter agrees, severally, and not jointly, to purchase from the Issuer
Trustee at a purchase price of 100% of the principal amount of the Class A-1
Notes (which amount may be made net of the commissions payable to the
Underwriters or such commissions may be paid to the Underwriters as a separate payment, as the Representative and the St.George Parties shall agree) the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule A hereto. In

                                        9

addition, the Underwriters shall severally, and not jointly, be responsible for certain out-of-pocket expenses incurred by the St.George Parties in connection with the offering of the Class A-1 Notes, as shall be agreed to separately by the Underwriters and the St.George Parties (and such expenses may include a portion of the related attorneys fees incurred by the St.George Parties).
Furthermore, if any Class A-1 Notes are offered and sold by an Underwriter pursuant to Section 10(j) hereof, compliance with Section 10(j) shall, in all cases, be at such Underwriter's sole expense.

      The Issuer Trustee will deliver against payment of the purchase price the
Class A-1 Notes in the form of one or more fully registered, global book-entry notes (the "GLOBAL NOTES") deposited with the Note Trustee as custodian for The
Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Preliminary Prospectus and the Final Prospectus. Payment for the Class A-1
Notes shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the
Representative drawn to the order of Credit Suisse (USA), Inc. (the "CURRENCY
SWAP PROVIDER") at the office of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway,
New York, New York 10019 not later than 10:00 A.M., New York City time, on
September 21, 2006, or at such other time not later than seven full business days thereafter as the Representative and the Trust Manager determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Note
Trustee as custodian for DTC of the Global Notes representing all of the Class
A-1 Notes. The Global Notes will be made available for checking at the above office at least 24 hours prior to the Closing Date.

4.    Offering by Underwriters. The Trust Manager and the Issuer Trustee
understand that the several Underwriters propose to offer the Class A-1 Notes for sale to the public as set forth in the Preliminary Prospectus and the Final
Prospectus.

5.    Certain Agreements of the St.George Parties, the Issuer Trustee and the
Underwriters.

I.    Each St.George Party, in respect of itself only, covenants and agrees with each of the several Underwriters as follows:

      (a)   The Trust Manager shall file the Final Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (5) of Rule 424(b) of the Securities Act no later than the second business day following the date it is first used. The Trust Manager will advise the Representative promptly of any such filing pursuant to
      Rule 424(b).

      (b)   The Trust Manager will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed, the
      Preliminary Prospectus or the Final Prospectus, and subject to Section
      5.I.(c) hereof, will not effect such amendment or supplementation without the Representative's consent (which will not be unreasonably withheld);
      and the Trust Manager will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration

                                       10

      Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

      (c)   If, at any time when a prospectus relating to the Class A-1 Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Trust Manager becomes aware of the occurrence of any event as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Final
      Prospectus to comply with the Securities Act, the Trust Manager will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

      (d)   The Trust Manager will furnish to the Representative copies of the
      Registration Statement and each amendment (which will include all exhibits), the Preliminary Prospectus, and, so long as a prospectus relating to the Class A-1 Notes is required to be delivered under the
      Securities Act in connection with sales by any Underwriter or dealer, the
      Final Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as the Representative requests;
      provided, however, that if the Final Prospectus is not delivered with the confirmation in accordance with Rule 172 under the Securities Act, the
      Underwriters will provide the notice specified in Section 5.III.(b) in every confirmation and will deliver a paper copy of the Final Prospectus to those investors that request a paper copy thereof. The Final Prospectus and any amendments or supplements thereto, shall be so furnished on or prior to 3:00 P.M., New York time, on or prior to, the later to occur of the second business day following the execution and delivery of this
      Agreement or the date such Final Prospectus is first used, but in no event later than the day before the Closing Date. All other documents shall be so furnished as soon as available. The Trust Manager will pay the expenses of printing and distributing to the Underwriters all such documents.

      (e)   The Trust Manager will endeavor to qualify the Class A-1 Notes for offer and sale and under the securities and Blue Sky laws of such jurisdictions as the Representative designates and will continue such qualification in effect so long as is reasonably required for the distribution; provided the Trust Manager shall not be required to file a general consent to service of process in any jurisdiction.

      (f)   So long as the Class A-1 Notes are outstanding, the Trust Manager will furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee or the Note Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination
      Date or as soon thereafter as practicable, the Bond

                                       11

      Factor as of the related Record Date shall be available to the
      Representative on Bloomberg and Reuters, (iv) copies of all reports or other communications (financial or other) furnished to holders of the
      Class A-1 Notes, and copies of any reports and financial statements furnished to or filed with any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the Trust Manager as the
      Representative may reasonably request.

      (g)   To the extent, if any, that the ratings provided with respect to the
      Class A-1 Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust Manager, the
      Trust Manager shall use its best efforts to furnish such documents and take any other such action.

      (h)   The Trust Manager will assist the Representative in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A-1 Notes and related matters.

      (i)   The Trust Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(m) below.

      (j)   St.George will pay all expenses incident to the performance of the
      St.George Parties' obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of Underwriters'
      counsel and issuers' counsel) incurred in connection with qualification of the Class A-1 Notes for sale under the laws of such jurisdictions as the
      Representative designates and the printing of memoranda relating thereto, for any fees charged by the independent accountants, for any fees charged by the rating agencies for the rating of the Class A-1 Notes, for any travel expenses of any of the St.George Parties' officers and employees and any other expenses of either St.George Party in connection with attending or hosting meetings with prospective purchasers of the Class A-1
      Notes and for expenses incurred in distributing the Preliminary Prospectus and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters.

      (k)   St.George Bank will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class A-1
      Notes and on the execution and delivery of this Agreement. All payments to be made by the Issuer Trustee and the St.George Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Trust
      Manager is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Trust Manager shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

      (l)   The St.George Party will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the
      Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make

                                       12

      any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representative.

      (m)   The Trust Manager will file the information substantially similar to the information set forth on Schedule B (the "REVISED INFORMATION"), not later than the date of first use thereof, provided however, that prior to the filing of the Revised Information by the Trust Manager, the
      Underwriters must comply with their obligations pursuant to Section
      5.III.(c); provided, however, that the Trust Manager shall not be obligated to file the Revised Information if such Revised Information has been determined to contain any material error or omission unless the
      Revised Information has been provided to a Potential Investor (as defined herein), in which case, the Trust Manager shall file the corrective information provided by the Underwriter pursuant to Section 5.III.(d) not later than the date of first use thereof.

      (n)   So long as the Class A-1 Notes are outstanding, the Trust Manager will not be or become (nor permit the Trust to be or become), an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the
      Investment Company Act.

II.   The Issuer Trustee covenants and agrees with each of the several
Underwriters as follows:

      (a)   The Issuer Trustee will use the net proceeds received by the Issuer
      Trustee from the sale of the Class A-1 Notes pursuant to this Agreement in the manner specified in the Preliminary Prospectus and the Final
      Prospectus under the caption "Use of Proceeds".

      (b)   The Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Class A-1 Notes or the enforcement or delivery of this
      Agreement.

      (c)   The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents required to be executed by the Issuer Trustee not executed on the date hereof on or before the Closing Date, and (ii)
      the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A-1 Notes and related matters.

      (d)   The Issuer Trustee will procure or cause to be procured that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

      (e)   The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the
      Closing Date.

                                       13

      (f)   The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(m) below.

      (g)   The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

III.  Each of the several Underwriters, for itself only, represents, warrants and agrees with the St.George Parties and the Issuer Trustee as follows:

      (a)   Other than the Initial Preliminary Prospectus (as defined herein), the Preliminary Prospectus, the Final Prospectus, the Revised Information
      and the information set forth on Schedule C (the "INITIAL INFORMATION"), such Underwriter has not conveyed and will not convey, without the Trust
      Manager's prior written approval, to any potential investor in the Class
      A-1 Notes (each a "POTENTIAL INVESTOR") any other written material of any kind relating to the Class A-1 Notes that would constitute a "prospectus"
      or a "free writing prospectus," each as defined in the Securities Act and
      Rule 405 thereunder, as applicable, including, but not limited to the materials constituting a "road show" presentation to Potential Investors
      (other than use or transmission of such written or electronic materials as part of a live or electronic road show in which representatives from the
      Trust Manager participated) and any "ABS informational and computational materials" within the meaning of Item 1101(a) of Regulation AB promulgated by the Commission under the Securities Act and the Exchange Act; provided, however, that, in addition to the foregoing, such Underwriter may convey to one or more of its Potential Investors information permitted by Rule
      134 under the Securities Act.

      (b)   Prior to the Closing Date each Underwriter shall notify the Trust
      Manager or St.George of the earlier of (x) the date on which the Final
      Prospectus is first used and (y) the time of the first Contract of Sale to which such Final Prospectus relates.

      (c)   The Underwriters shall deliver the Initial Information and the
      Revised Information (including any corrected Revised Information to the extent described in Section 5.I.(m)) to the Trust Manager and its counsel
      (in such format as reasonably required by the Trust Manager) prior to the proposed date of first use thereof (unless such timing requirement is waived by the Trust Manager).

      (d)   If the Revised Information has been determined to contain any material error or omission and the Revised Information has been provided to a Potential Investor, the Underwriters shall cooperate with the Trust
      Manager to prepare corrective information that the Underwriters will provide to any such Potential Investor. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into a
      Contract of Sale, the Initial Information or the Revised Information
      contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were

                                       14

      made, not misleading, such Underwriter shall notify the Trust Manager thereof as soon as practical but in any event within one business day after discovery.

      (e)   Each Underwriter represents that it will offer the Class A-1 Notes for sale to the public as set forth in the Final Prospectus and that all such offers and sales shall be made in compliance with the Securities Act.

      (f)   Each Underwriter covenants with the Trust Manager and the Issuer
      Trustee that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Class A-1
      Notes to a Potential Investor unless such information is preceded or accompanied by the Final Prospectus.

      (g)   (i) If the Final Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Securities Act, it will include in every confirmation sent out the notice required by Rule 173 under the Securities
      Act informing the investor that the sale was made pursuant to the
      Registration Statement and that the investor may request a copy of the
      Final Prospectus from such Underwriter; (ii) if a paper copy of the Final
      Prospectus is requested by a person who receives a confirmation, such
      Underwriter shall deliver a printed or paper copy of such Prospectus; and
      (iii) if an electronic copy of the Final Prospectus is delivered by such
      Underwriter for any purpose, such copy shall be identical to the copy of the Final Prospectus that is provided to such Underwriter by the Trust
      Manager for such purpose.

      (h)   Each of the several Underwriters, for itself only, further agrees not to accept any offer to purchase Class A-1 Notes from a Potential
      Investor prior to the delivery of the Initial Preliminary Prospectus and the Preliminary Prospectus to such Potential Investor within the time limits set forth in Section 10(k).

      (i)   If the Trust Manager or an Underwriter determines or becomes aware that any information (including without limitation the Preliminary
      Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of Contract of Sale) contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Trust Manager or such Underwriter may prepare corrective information in a manner reasonably acceptable to both parties (the
      "CORRECTIVE INFORMATION"), and such Underwriter shall deliver such
      Corrective Information to any person with whom a Contract of Sale was entered into.

      (j)   Each Underwriter shall covenant not to distribute the Initial
      Information in a manner reasonably designed to lead to its broad unrestricted dissemination.

6.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Class A-1 Notes on the Closing
Date will be subject to the accuracy of the representations and warranties on the part of the St.George Parties and the Issuer Trustee herein, to the accuracy of the statements of officers of the St.George Parties and the Issuer Trustee made pursuant to the provisions hereof, to the performance of the

                                       15

St.George Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

      (a)   The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than
      5:00 P.M., New York City time, on the date prior to the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Preliminary Prospectus and the Final Prospectus (including any amendments or supplements thereto)
      shall have been transmitted to the Commission for filing pursuant to Rule
      424(b) within the applicable time period prescribed for such filings by the Securities Act and in accordance with Section 5.I.(a) hereof; and
      prior to the Closing Date the Trust Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

      (b)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the St.George
      Parties, the Issuer Trustee or any Swap Party and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of a majority in interest of the Underwriters including the
      Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A-1 Notes on the terms and in the manner contemplated by the Preliminary Prospectus and the Final Prospectus; (ii)
      any downgrading in the rating of any debt securities of any of the Trust
      Manager, St.George, the Issuer Trustee or any Swap Party by any
      "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A-1 Notes or any debt securities of any of the
      Trust Manager, St.George, the Issuer Trustee or any Swap Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in United States, Australian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Class A-1
      Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the London
      Stock Exchange or any other exchange on which the Class A-1 Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Trust Manager,
      St.George, the Issuer Trustee or any Swap Party on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S.
      Federal, New York, London, England or Australian authorities; (vi) any material disruption in the settlement or clearance services of DTC,

                                       16

      Euroclear or Clearstream; or (vii) any outbreak or escalation of major hostilities or material act of terrorism involving the United States, the
      United Kingdom or Australia, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the
      Representative, the effect of any such outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A-1 Notes.

      (c)   The Representative shall have received a certificate, dated the
      Closing Date, of the managing director, director or any chief general manager of each St.George Party and (as to paragraphs (i) and (ii) below only) of an authorized officer of the Issuer Trustee in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of such entity in this Agreement are true and correct; (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and (iii) subsequent to the date of the most recent financial statements supplied by the
      St.George Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Preliminary Prospectus and the Final
      Prospectus or as described in such certificate.

      (d)   Allens Arthur Robinson, Australian counsel for St.George, the Trust
      Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as
      Exhibit A.

      (e)   Allens Arthur Robinson, Australian tax counsel for St.George, the
      Trust Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as
      Exhibit B.

      (f)   The Representative shall have received two letters, one dated on or about the date hereof and one dated on or about the date of the
      Preliminary Prospectus, of KPMG LLP confirming that they are independent public accountants within the standards established by the American
      Institute of Certified Public Accountants and the meaning of the
      Securities Act and stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Prospectus and the
      Final Prospectus, and any amendment or supplement thereto (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the
      St.George Parties and their subsidiaries subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation

                                       17

      or from the collateral tape containing the description of the Housing
      Loans) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      (g)   Mayer, Brown, Rowe & Maw LLP, United States counsel for the
      St.George Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, in each case in form and substance satisfactory to the Representative and their counsel;

      (h)   Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the
      Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      (i)   Clifford Chance LLP, counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the Closing
      Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      (j)   Counsel to the Currency Swap Provider shall have furnished to the
      Representative and the St.George Parties their written opinions in form and substance satisfactory to the Representative.

      (k)   McKee Nelson LLP, special United States counsel to the
      Representative and the Underwriters, shall have furnished to the
      Representative their written opinion, dated the Closing Date, with respect to the Preliminary Prospectus and the Final Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      (l)   The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

      (m)   At the Closing Date, the Class A-1 Notes shall have been rated "AAA"
      by Standard & Poor's Ratings Group, A Division of The McGraw-Hill
      Companies, Inc. ("STANDARD & POORS"), "Aaa" by Moody's Investors Service,
      Inc. ("MOODY'S") and "AAA" by Fitch Australia Pty Ltd ("FITCH" and
      together with Moody's and Standard & Poor's, the "RATING AGENCIES") as
      evidenced by letters from the Rating Agencies.

      (n)   The execution and delivery by all parties thereto of the Basic
      Documents on or prior to the Closing Date.

                                       18

      (o)   Each class of the Other Notes will have been validly issued by the
      Issuer Trustee upon the directions of the Trust Manager and are outstanding without any default thereon.

      (p)   On or prior to the Closing Date the St.George Parties and the Issuer
      Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

      (q)   On or prior to the Closing Date, the Currency Swap Provider shall have executed a verification certificate in a form reasonably satisfactory to the St.George Parties, the Issuer Trustee and the Representative.

      (r)   The applicable dealers shall have purchased the Other Notes pursuant to the related dealer agreement, among the Issuer Trustee, each St.George
      Party and the applicable dealers.

7.    Indemnification and Contribution.

      (a)   Each of St.George and the Trust Manager, severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Issuer
      Trustee may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the
      Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
      therein or necessary to make the statements therein not misleading or (ii)
      any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Final Prospectus or any
      amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading
      (other than, with respect to the Preliminary Prospectus, the blanks and other items identified in the Preliminary Prospectus as to be completed in the Final Prospectus), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter or the Issuer
      Trustee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;
      provided, however, that neither St.George nor the Trust Manager will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to St.George or the Trust Manager by (i) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below or
      (ii) the Currency Swap Provider, for inclusion in each of the Preliminary
      Prospectus and the Final Prospectus under the heading "Hedging
      Arrangements--The Currency Swaps--Credit

                                       19

      Suisse (USA), Inc.," and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus (or any amendment or supplement thereto) or the Final Prospectus (or any amendment or supplement thereto), as applicable, the indemnity agreement contained in this paragraph (a)
      shall not inure to the benefit of any Underwriter, to the extent that the
      Initial Preliminary Prospectus (as defined herein), the Preliminary
      Prospectus, the Final Prospectus or Corrective Information, as applicable, was required to be delivered by such Underwriter pursuant to Section 10(k)
      in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such purchaser of Class A-1 Notes a copy of the Initial
      Preliminary Prospectus (as defined herein), the Preliminary Prospectus, the Final Prospectus or Corrective Information, as applicable (and any amendments or supplements thereto), in accordance with the delivery requirements set forth in Section 10(k), if the Trust Manager had previously furnished copies thereof to such Underwriter prior to the time such Underwriter was required to deliver the Initial Preliminary
      Prospectus (as defined herein), the Preliminary Prospectus, the Final
      Prospectus or Corrective Information, as applicable, (and any amendments or supplements thereto), pursuant to Section 10(k).

      (b)   Each Underwriter will severally, and not jointly, indemnify and hold harmless St.George, the Issuer Trustee and the Trust Manager, their respective partners, their respective directors and their respective officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
      Act, against any losses, claims, damages or liabilities to which such company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) (i) a breach of any of the selling restrictions by the applicable Underwriter set forth in Section 10 or (ii) any information conveyed by an Underwriter to any investor which is not permitted pursuant to the provisions of Section 5.III.(a), or (B)
      (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus (or any amendments or supplements thereto) or the Final Prospectus (or any amendments or supplements thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the
      Trust Manager by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by St.George, the Issuer Trustee or the Trust Manager in
      connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Final Prospectus furnished on behalf of each Underwriter: (x) the

                                       20

      concession and reallowance percentages appearing in the fourth paragraph under the heading "Plan of Distribution" and (y) the information contained in the eighth and ninth paragraphs under the heading "Plan of
      Distribution" (the "UNDERWRITER INFORMATION"); provided, however, that the
      Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Trust Manager's failure to perform its obligations under Section 5.I.(b) of this Agreement.

      (c)   Promptly after receipt by an indemnified party under this paragraph
      (c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a)
      or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
      (i) in such proportion as is appropriate to reflect the relative benefits received by the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Class A-1 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the St.George Parties and the Issuer Trustee on the one
      hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the St.George Parties and the Issuer Trustee on the
      one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the St.George Parties and the Issuer
      Trustee bear to the total underwriting

                                       21

      discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the St.George Parties and the Issuer Trustee or the Underwriters and
      the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). In addition, nothing in this Section 7 shall require any of the St.George Parties or any Underwriter to contribute to the amount paid or payable by any St.George Party or any Underwriter, as applicable, from any losses, claims, damages or liabilities arising out of or based on information contained in or omitted from the information set forth in each of the Preliminary Prospectus and the Final Prospectus under the heading "Hedging Arrangements--The Currency Swaps--Credit Suisse
      (USA), Inc." Notwithstanding the provisions of this subsection (d), no
      Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A-1 Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e)   The obligations of a St.George Party and the Issuer Trustee under this Section shall be in addition to any liability which such St.George
      Party and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any
      Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of a
      St.George Party or the Issuer Trustee, to each officer of a St.George
      Party or the Issuer Trustee who has signed the Registration Statement and to each person, if any, who controls a St.George Party or the Issuer
      Trustee within the meaning of the Securities Act.

      (f)   To the extent that any payment of damages by St.George or the Trust
      Manager pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and
      Supply of Assets (including Securities issued by SPVs)", being a Guidance
      Note to Prudential Standard APS 120- "Funds Management and Securitisation"
      or any successor thereto such payment shall be subject to the terms therein (or the terms of any equivalent provision in any replacement of
      Prudential Standard APS 120).

                                       22

      (g)   The remedies provided in this Section 7, are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Class A-1 Notes hereunder on the Closing Date and the aggregate principal amount of Class A-1 Notes that such defaulting
Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Class A-1 Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Trust Manager for the purchase of such Class
A-1 Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, and not jointly, in proportion to their respective commitments hereunder, to purchase the Class A-1 Notes that such defaulting
Underwriters agreed but failed to purchase on such Closing Date. If any
Underwriter or Underwriters so default and the aggregate principal amount of
Class A-1 Notes with respect to which such default or defaults occur exceeds 10%
of the total principal amount of Class A-1 Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the
Representative and the Trust Manager for the purchase of such Class A-1 Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Trust Manager, except as provided in Section 9. As used in this
Agreement, the term "UNDERWRITER" includes any person substituted for an
Underwriter under this Section. Nothing herein will relieve a defaulting
Underwriter from liability for its default.

9.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
St.George Parties, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the St.George
Parties, the Issuer Trustee or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A-1 Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Class A-1 Notes by the Underwriters is not consummated, each St.George Party, severally in respect of itself, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of such St.George Party, the Issuer
Trustee and the Underwriters pursuant to Section 7 shall remain in effect, and if any Class A-1 Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect. If the purchase of the Class A-1 Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this
Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), each St.George Party, severally, will reimburse the Underwriters for all out-of-pocket expenses
(including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A-1 Notes.

10.   Selling Restrictions.

                                       23

      (a)   No prospectus supplement, prospectus or other disclosure document in relation to any Class A-1 Notes has been lodged with the Australian
      Securities and Investments Commission or the Australian Stock Exchange
      Limited. The Class A-1 Notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the
      Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each Underwriter severally, and not jointly, represents and agrees that it:

            (1)   has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A-1 Notes;

            (2)   will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A-1 Notes; and

            (3)   has not distributed and will not distribute any draft,
            preliminary or definitive prospectus, or any advertisement or other offering material relating to the Class A-1 Notes,

in the Commonwealth of Australia, its territories or possessions ("AUSTRALIA")
unless:

            (1)   the amount payable for the Class A-1 Notes on acceptance of the offer by each offeree or invitee is a minimum amount of
            A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by Crusade Management Pty Limited or other person offering the Class A-1 Notes or any associate of them, which will also include for this purpose the Issuer Trustee) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the
            Corporations Act 2001 (Cth) (the "CORPORATIONS ACT") as then in effect and the Corporations Regulations made under the Corporations
            Act as then in effect; and

            (2)   the offer, invitation or distribution complies with all
            applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments
            Commission or the Australian Stock Exchange Limited.

                  (b)   Each Underwriter severally, and not jointly, agrees
                  that, in connection with the primary distribution of the Class
                  A-1 Notes, it will not sell any Class A-1 Notes to any person if, at the time of such sale, the employees of the Underwriter aware of, or involved in, the sale actually knows (but without an obligation on such Underwriter to make any inquiry) or has reasonable grounds to suspect, that as a result of such sale, such Class A-1 Notes or any interest in such Class A-1 Notes were being, or would later be acquired (directly or
                  indirectly) by an Offshore Associate of the Issuer Trustee
                  (other than in the capacity of a dealer, manager or
                  Underwriter in relation to a placement of the Class A-1 Notes or in the capacity of a clearing house, custodian, funds
                  manager or responsible entity of an Australian registered
                  scheme).

                                       24

For purposes of this Section 10 an "OFFSHORE ASSOCIATE" of the Issuer Trustee
means an "associate" within the meaning of Section 128F of the Tax Act
(including for this purpose, any associates of Crusade Management Limited as a beneficiary of the Trust) that is either:

            (1)   a non resident of Australia that does not acquire the Class
            A-1 Notes in carrying on business at or through a permanent establishment in Australia; or

            (2)   a resident of Australia that acquires the Class A-1 Notes in carrying on a business at or through a permanent establishment outside Australia.

Notwithstanding the foregoing, for purposes of this Section 10, an Underwriter will be considered to have actual knowledge or reasonable grounds to suspect that an entity is an Offshore Associate of the Issuer Trustee only if that entity is identified on the lists that are to be provided to the Representative by the Issuer Trustee and St.George Bank (collectively, the "LIST").

      (c)   Each Underwriter severally, and not jointly, agrees that it must offer the Class A-1 Notes for which it subscribes for sale within 30 days of the issue of those Class A-1 Notes. Such offer must only be by the
      Underwriter offering those Class A-1 Notes for sale to at least 10 persons, each an "Investor", each of whom must be:

            (1)   carrying on a business of providing finance, or investing or dealing in securities in the course of operating in the financial markets; and

            (2)   not known or reasonably suspected by the Underwriter to be an associate within the meaning of Section 128F of the Tax Act of any of the others.

                  (d)   Each Underwriter severally, and not jointly, agrees that
                  it will provide the Issuer Trustee (within five Business Days of the offer of such Class A-1 Notes by it) a written
                  statement which sets out the details of the relevant offer.

                  (e)   Each Underwriter severally, and not jointly, agrees to
                  co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer
                  Trustee to demonstrate that the public offer test under
                  Section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose:

            (1)   the identity of the purchaser of any Class A-1 Note,

            (2)   any information from which such identity might/would be
            capable of being ascertained,

            (3)   any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive, or

                                       25

            (4)   any information or documentation after a period of 4 years from the lodgment of the income tax return by the Issuer Trustee for the financial year ending 30 September 2006.

      (f)   Each Underwriter severally, and not jointly, agrees that:

            (1)   it has complied with and will comply with all applicable
            provisions of the Financial Services and Markets Act 2000 (the
            "FSMA") with respect to anything done by it in relation to the Class
            A-1 Notes in, from or otherwise involving the United Kingdom; and

            (2)   it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of
            Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A-1 Notes in circumstances in which Section
            21(1) of the FSMA does not apply to the Issuer Trustee.

      (g)   Each Underwriter severally, and not jointly, acknowledges that (1)
      the Preliminary Prospectus and the Final Prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore and (2) the Class A-1 Notes are offered pursuant to exemptions invoked under the Securities and Futures Act, Chapter 289 of Singapore (the
      "SECURITIES AND FUTURES ACT"). Accordingly, each Underwriter severally, and not jointly, represents and agrees that neither the Preliminary
      Prospectus and the Final Prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Class A-1 Notes will be distributed or circulated by it nor will the Class A-1 Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under Sub-division (4) of Division 1 of Part XIII of or other applicable provision of the Securities and Futures Act and to persons to whom any Class A-1 Notes may be offered or sold under any such exemptions.

      (h)   Each Underwriter severally, and not jointly, agrees that:

            (1)   it has not offered or sold and will not offer or sell in Hong
            Kong, by means of any document, any Class A-1 Notes other than:

                  (A)   to persons whose ordinary business it is to buy or sell
            shares or debentures (whether as principal or agent) or to
            "professional investors" as defined in the Securities and Futures
            Ordinance (Cap. 571) of Hong Kong and any rules made under that
            Ordinance; or

                  (B)   in other circumstances which do not result in the
            document being a "prospectus" as defined in the Companies Ordinance
            (Cap. 32) of Hong Kong or

                                       26

            which do not constitute an offer to the public within the meaning of the Ordinance; and

            (2)   it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document, relating to the Class A-1 Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class
            A-1 Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong
            Kong and any rules made under that ordinance.

      (i)   Each Underwriter severally, and not jointly, agrees that neither the
      Class A-1 Notes nor the Preliminary Prospectus and the Final Prospectus
      have been or will be approved or registered in the administrative registries of the Spanish Securities Markets Commission (Comision Nacional
      del Maercado de Valores). Accordingly, the Class A-1 Notes may not and
      will not be sold, offered or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning artcicle 30-bis of the Spanish Securities Market Law of 28 July
      1988 (Ley 24/1988, de 28 julio, del Mercado de Valores) as amended and restated, and supplemental rules enacted thereunder.

      (j)   Each Underwriter severally, and not jointly, acknowledges that no action has been or will be taken to permit a public offering of the Class
      A-1 Notes, or possession or distribution of the Preliminary Prospectus and the Final Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter severally, and not jointly, agrees that: the distribution of the
      Preliminary Prospectus and the Final Prospectus and the offering and sale of the Class A-1 Notes in certain other foreign jurisdictions may be restricted by law. The Class A-1 Notes may not be offered or sold, directly or indirectly, and neither the Preliminary Prospectus and the
      Final Prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each Underwriter agrees severally, and not jointly, to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A-1 Notes or possesses or distributes the Preliminary Prospectus and the Final
      Prospectus or any other offering material.

      (k)   Each Underwriter severally, and not jointly, acknowledges and agrees that it shall convey:

                  (1)   the Initial Preliminary Prospectus Supplement together
                  with the Base Prospectus (together, the "INITIAL PRELIMINARY
                  PROSPECTUS") to each person who purchases a Class A-1 Note (or an interest therein) from such Underwriter at least 48 hours prior to the Applicable Time (as defined herein);

                                       27

                  (2)   the Preliminary Prospectus to each person who purchases
                  a Class A-1 Note (or interest therein) from such Underwriter at least three (3) hours prior to the Applicable Time;

                  (3)   the Final Prospectus in accordance with Section
                  5.III.(g) hereof; and

                  (4)   any Corrective Information prepared and delivered in
                  accordance with Section 5.III.(i) so that such Corrective
                  Information will be conveyed for purposes of Rule 159 of the
                  Securities Act.

      As used herein, "APPLICABLE TIME" shall mean 9:59 A.M. Eastern time on
      September 15, 2006 (which such Underwriter has informed the St.George
      Parties is a time prior to the time of the first Contract of Sale of the
      Class A-1 Notes by an Underwriter).

11.   Certain Matters Relating to the Issuer Trustee. The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement or the
Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets and property of the Trust which are available to satisfy the right of the Issuer Trustee to be exonerated or indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement or the Trust.

      The parties other than the Issuer Trustee may not sue the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

      The provisions of this Section 11 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Basic Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets of the
Trust as a result of the Issuer Trustee's fraud, negligence or Default (as defined in the Master Trust Deed).

      It is acknowledged that the Trust Manager, the Approved Seller, the
Servicer, the Custodian, the Currency Swap Provider, the Swap Providers, the
Note Trustee, the Principal Paying Agent, the other Paying Agents, the Note
Registrar, the Calculation Agent, and the Agent Bank (each, a "RELEVANT PARTY")
are responsible under the Transaction Documents (as defined in the Master Trust
Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or Default (as defined in the Master Trust Agreement) of the Issuer
Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who has been delegated or appointed by the Issuer Trustee in accordance with the Transaction Documents (as defined in the Master Trust Deed)
to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other such person.

                                       28

12.   Consent to Jurisdiction; Appointment of Agent to Accept Service of
Process; Satisfaction of Obligations in United States Dollars.

      Each of the St.George Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of
Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the
St.George Parties and the Issuer Trustee irrevocably appoints CT Corporation,
111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 17, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the
St.George Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A-1 Notes remain outstanding.

      The obligation of any of the St.George Parties or the Issuer Trustee in
respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such
Underwriter may in accordance with normal banking procedures purchase United
States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the St.George Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

13.   Foreign Taxes. All payments to be made by the Issuer Trustee and any
St.George Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such St.George Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such St.George Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

14.   Waiver of Immunities. To the extent that any of the Issuer Trustee and
St.George Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this Agreement, the Issuer Trustee and the St.George Parties, as
applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

                                       29

15.   Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the St.George Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the "JUDGMENT RATE") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET
RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the St.George Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the St.George Parties, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Trust Manager and St.George or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OR EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16.   Absence of Fiduciary Relationship. Each of the Trust Manager and the
Issuer Trustee acknowledges and agrees that:

            (a)   the Representative has been retained solely to act as
            underwriter in connection with the sale of the Class A-1 Notes and that no fiduciary, advisory or agency relationship between either the Trust Manager or the Issuer Trustee, on the one hand, and the
            Representative, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Trust
            Manager and/or the Issuer Trustee on other matters;

            (b)   the price of the Class A-1 Notes set forth in this Agreement was established by the Representative and the Underwriters following discussions and arms-length negotiations with the Trust Manager, and the Trust Manager and the Issuer Trustee are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

            (c)   they have been advised that the Representative and its
            affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Trust Manager and the Issuer Trustee and that the Representative has no obligation to disclose such interests and transactions to the Trust Manager and the Issuer Trustee by virtue of any fiduciary, advisory or agency relationship; and

            (d)   they severally waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Trust Manager or the Issuer Trustee in respect

                                       30

            of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Trust Manager and/or the Issuer Trustee, including stockholders, employees or creditors of the Trust Manager or the Issuer Trustee.

17.   Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the
Representative at Eleven Madison Avenue, New York, New York 10010, Attention:
Legal (Facsimile No. 646 424-9416); if sent to the Trust Manager will be mailed, delivered or telegraphed and confirmed to the Trust Manager at c/o Company
Secretary, Level 4, 4-16 Montgomery Street, Kogarah NSW 2217 (Facsimile No.
612-9236-1899), Attention: Manager Securitisation if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the Issuer Trustee at Level
12, Angel Place, 123 Pitt Street, Sydney, New South Wales 2000 (Facsimile No.
612-9221-7870), Attention: Manager, Securitisation; and if sent to St.George, mailed, delivered or telegraphed and confirmed to St.George at Level 4, 4-16
Montgomery Street, Kogarah NSW 2217 (Facsimile No. 612-9236-1899), Attention:
Manager Securitisation; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

18.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

19.   Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement, or such other agreements as are necessary to further the transactions contemplated hereby, taken by the Representative will be binding upon all the Underwriters.

20.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

21.   APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OF LAWS.

                            [signature pages follow]

                                       31

      If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return the enclosed counterparts hereof, whereupon it will become a binding agreement between the parties listed below in accordance with its terms.

                                       Very truly yours,

                                       CRUSADE MANAGEMENT LIMITED

                                       By:/s/ Michael Harold See Bowan________
                                          Name:   Michael Harold See Bowan
                                          Title:  Attorney

                                       ST.GEORGE BANK LIMITED

                                       By:/s/ Michael Harold See Bowan________
                                          Name:   Michael Harold See Bowan
                                          Title:  Attorney

          (Crusade Global Trust No. 2 of 2006 - Underwriting Agreement)

                                       PERPETUAL TRUSTEES
                                        CONSOLIDATED LIMITED

                                       By:/s/ Andrea Ruver____________________
                                          Name:   Andrea Ruver
                                          Title:  Manager

          (Crusade Global Trust No. 2 of 2006 - Underwriting Agreement)

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the day first above written

CREDIT SUISSE SECURITIES (USA) LLC,
acting on behalf of itself and as the Representative
of the several Underwriters

By:/s/ Tricia Hazelwood____________
   Name:   Tricia Hazelwood
   Title:  Managing Director

          (Crusade Global Trust No. 2 of 2006 - Underwriting Agreement)

                                   SCHEDULE A

                                         PRINCIPAL AMOUNT OF CLASS A-1
Underwriter                              NOTES TO BE PURCHASED
---------------------------------------  ---------------------------------------
Credit Suisse Securities (USA) LLC       U.S. $600,000,000

Deutsche Bank Securities Inc.            U.S. $600,000,000

Total                                    U.S. $1,200,000,000

                                   SCHEDULE B

                               REVISED INFORMATION

                        FORM OF PRICING BLOOMBERG SCREEN

CRUSADE No. 2 of 2006 - USD/EUR/AUD Aussie RMBS  **PRICED**
Jt Leads: CS/DBSI (A1 & A2) with SGB as Jt lead on A3, B, C

Class  Size(m)   Rating (S/M/F)  WAL    Bench       Level     DollarPX
 A1    USD1,200  AAA/Aaa/AAA     2.83   3M Libor    +[__]bps    100
 A2    EUR450    AAA/Aaa/AAA     2.83   3M Euribor  +[__]bps    100
 A3    AUD600    AAA/Aaa/AAA     2.75   1M BBSW     +[__]bps    100
 B     AUD53.2   AA/--/AA        4.97   3M BBSW     +[__]bps    [  ]
 C     AUD24.3   A+/--/AA-       4.89   3M BBSW     +[__]bps    [  ]
A1 - SEC Registered        A2/A3 - ASX Listed
Expected Settlement: 21 Sept, 2006

Disclaimer:

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, Credit Suisse will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO
THIS MESSAGE AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES HAVE
BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS MESSAGE HAVING BEEN SENT VIA
BLOOMBERG OR ANOTHER SYSTEM.

                                   SCHEDULE C

                               INITIAL INFORMATION

CRUSADE No. 2 of 2006 ***ANNOUNCEMENT*** - USD/EUR/AUD Aussie RMBS Jt Leads:
CS/DBSI (A1 & A2) with SGB as Jt lead on A3, B, C

Class  Size(m)     Rating (S/M/F)  WAL   Bench       Px Guid    Status
 A1    USD[1,000]  AAA/Aaa/AAA     2.83  3M Libor    TBA
 A2    EUR[400]    AAA/Aaa/AAA     2.83  3M Euribor  TBA
 A3    AUD[600]    AAA/Aaa/AAA     2.75  1M BBSW     TBA
 B     AUD[46.3]   AA/--/AA        4.97  3M BBSW     TBA
 C     AUD[21.2]   A+/--/AA-       4.89  3M BBSW     TBA
A1 - SEC Registered       A2/A3 - ASX Listed
Roadshowing: US 11 - 14 Sept
Timing:  Px Guidance out Tuesday AM
Expected Pricing:    15 Sept, 2006
Expected Settlement: 21 Sept, 2006

Disclaimer:

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, Credit Suisse will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO
THIS MESSAGE AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES HAVE
BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS MESSAGE HAVING BEEN SENT VIA
BLOOMBERG OR ANOTHER SYSTEM.

CRUSADE GLOBAL TRUST NO. 2 OF 2006

      Form of Certificate pursuant to section 6(c) of the Underwriting Agreement

Date:    [__________] [    ], 2006

Credit Suisse Securities (USA) LLC
  as Representative of the several Underwriters,
Eleven Madison Avenue
New York, NY 10010

I hereby certify that, to the best of my knowledge after reasonable investigation:

      (i)   the representations and warranties of Perpetual Trustees
            Consolidated Limited, in its capacity as trustee of the Crusade
            Global Trust No. 2 of 2006 (the "Issuer Trustee"), in the
            Underwriting Agreement dated [__________] [    ], 2006 among Credit
            Suisse Securities (USA) LLC, as representative (the
            "Representative") of the Underwriters listed in Schedule A to that agreement (the "Underwriters"), Crusade Management Limited, the
            Issuer Trustee and St.George Bank Limited (the "Underwriting
            Agreement") are true and correct; and

      (ii)  the Issuer Trustee has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the
            Underwriting Agreement.

                                       By: ________________________________
                                           Name:
                                           Title: